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                                                                    Exhibit 99.1
                                                                    ------------

    NEWS BULLETIN                              National Equipment Services, Inc.
        FROM:                           RE:                1603 Orrington Avenue
                                                                      Suite 1600
The Financial Relations Board                                 Evanston, IL 60201
-----------------------------
      BSMG WORLDWIDE                                                   NYSE: NSV

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FOR FURTHER INFORMATION:



At the Company:       At Financial Relations Board:
Paul Ingersoll        Bill Murphy     Leslie Loyet          Laura Kuhlmann
Vice President        General Info    Analyst Inquiries     Media Inquires
(847)733-1000         (312)266-7800   (312)266-2239         (312)266-2239

FOR IMMEDIATE RELEASE
THURSDAY, AUGUST 11,1999


            NATIONAL EQUIPMENT SERVICES ANNOUNCES THE COMPLETION OF
                               TWO ACQUISITIONS
                                      --
                      CLOSES $700 MILLION CREDIT FACILITY

CHICAGO, August 11, 1999--National Equipment Services, Inc. ("NES") (NYSE: NSV), a leading provider of specialty and general rental equipment to industrial and construction end-users, today announced the acquisition of The Plank Company and Interstate Traffic Company. Terms of the acquisitions were not disclosed. The Plank Company provides shoring equipment to the underground construction industry and Interstate is a leading provider of traffic safety equipment in Virginia and West Virginia. The combined 1998 revenues for the two companies total approximately $45 million.

"We are excited to announce the acquisition of these companies," said Kevin Rodgers, CEO of NES. "Each of them is a leader in its market. The acquisition of the Plank Company marks our entrance into the trench safety equipment market with the premier company in that niche. Interstate Traffic expands our market penetration for that business segment into West Virginia."

The Company also announced that it has expanded its senior credit facility from $400 million to $700 million. The terms and conditions of the new facility are unchanged.


                                    -more-
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National Equipment Services
Add-1-

ABOUT THE COMPANY
NES is a leading participant in the growing and highly fragmented $20 billion equipment rental industry. Through its 29 businesses acquired since January 1997, NES specializes in the rental of specialty and general equipment to industrial and construction end-users. The Company rents over 750 different types of machinery and equipment and distributes new equipment for nationally recognized original equipment manufacturers. The Company also sells used equipment as well as complementary parts, supplies and merchandise and provides repair and maintenance services to its customers. NES is geographically diversified, with 154 locations in 34 states, and is a leading competitor in each of the geographic markets it serves.


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The matters discussed in this news release include certain forward-looking statements that involve specific risks and uncertainties, which could cause actual results to differ materially from those forward-looking statements. These include, but are not limited to, the ability of NES to complete and integrate acquisitions, risks relating to NES' growth strategy, the Company's significant leverage, increased competition, availability of additional capital to fund the company's future acquisitions, and other risks detailed in the Company's recent filings with the Securities and Exchange Commission. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.


FOR MORE INFORMATIONAL OF NATIONAL EQUIPMENT SERVICES, INC. VIA FAX AT NO ADDITIONAL COST, SIMPLY DIAL 1-800-PRO-INFO AND ENTER THE COMPANY CODE NSV.

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